UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 11, 2008

Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On February 11, 2008, we provided a preliminary fiscal second quarter 2008 update and an inventory repurchase in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based. The text included with this Report on Form 8-K is available on the registrant’s website located at www.syntaxbrillian.com, although the registrant reserves the right to discontinue that availability at any time.
Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number
99.1	Press release from Syntax-Brillian Corporation, dated February 11, 2008, entitled “Syntax-Brillian Corporation Announces Delay of Fiscal Second Quarter 2008 Earnings and Provides Preliminary Fiscal Second Quarter 2008 Update and an Inventory Repurchase.”

(d)	Exhibits.

Exhibit
Number

99.1	Press release from Syntax-Brillian Corporation, dated February 11, 2008, entitled “Syntax-Brillian Corporation Announces Delay of Fiscal Second Quarter 2008 Earnings and Provides Preliminary Fiscal Second Quarter 2008 Update and an Inventory Repurchase.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: February 11, 2008	By:	/s/ John S. Hodgson
John S. Hodgson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release from Syntax-Brillian Corporation, dated February 11, 2008, entitled “Syntax-Brillian Corporation Announces Delay of Fiscal Second Quarter 2008 Earnings and Provides Preliminary Fiscal Second Quarter 2008 Update and an Inventory Repurchase.”